Exhibit 99.1

BED BATH & BEYOND INC. ANNOUNCES ELECTION OF DIRECTOR

Union, New Jersey, May 22, 2007 --- Bed Bath & Beyond Inc.  (NASDAQ:BBBY), announced the election of Patrick Gaston as an independent member of the Company’s Board of Directors, expanding the Board to eleven members.

Mr. Gaston, 49, is President of Verizon Foundation, one of America’s largest corporate foundations.  Mr. Gaston has held a variety of management positions at Verizon and its predecessors since 1984 in operations, marketing, human resources, strategic planning and government relations.  He has a B.A. Degree in Management from the University of Massachusetts and an M.B.A. from Northeastern University.

Mr. Gaston also sits on a number of national nonprofit boards, including the NAACP Special Contributions Fund Board of Trustees, America’s Charities, the Foundation of the University of West Indies, the Conference Board Contributions Council and the World Institute on Disability.

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Bed Bath & Beyond Inc. and its subsidiaries operate a nationwide chain of retail stores under the names of Bed Bath & Beyond, Christmas Tree Shops, Harmon and buybuy BABY.  The Company sells a wide assortment of merchandise principally including domestics merchandise and home furnishings as well as food, giftware, health and beauty care items and infant and toddler merchandise.  Shares of Bed Bath & Beyond Inc. are traded on NASDAQ under the symbol “BBBY” and are included in the Standard & Poor’s 500 and Global 1200 Indices and the NASDAQ-100 Index.  The Company is counted among the Fortune 500 and the Forbes 2000.

INVESTOR CONTACTS (at 908/688-0888):

Ronald Curwin	Ext: 4550
Kenneth C. Frankel	Ext: 4554